UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2023

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(Address of principal executive offices) (Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, on June 15, 2023, Vuzix Corporation (the “Company”) held its annual meeting of stockholders, where the stockholders of the Company approved the Company’s 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock option), stock appreciation rights, restricted stock, restricted stock units, stock bonuses, performance shares and other stock-based awards to officers, employees, non-employee directors, independent contractors and consultants of the Company or its affiliates. The 2023 Plan gives the compensation and human capital committee of the board of directors of the Company full authority to grant awards to eligible individuals under the 2023 Plan.

Under the 2023 Plan, the Company authorizes the issuance or transfer of up to a maximum of 20% of the outstanding shares of the Company’s common stock at the date of the 2023 Plan’s adoption, and inclusive of any outstanding awards granted under the Vuzix Corporation 2014 Equity Incentive Plan.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, a description of the material terms of the 2023 Plan was included in the Company’s definitive proxy statement for the annual meeting, which was filed with the U.S. Securities and Exchange Commission on May 1, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting, (i) Paul J. Travers, Grant Russell, Edward Kay, Timothy Harned, Emily Nagle Green, Azita Arvani, and Raj Rajgopal were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, (ii) stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2023, (iii) stockholders approved, on an advisory basis, the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers, and (iv) stockholders approved the 2023 Plan.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Paul J. Travers	20,767,088	451,023	87,096	16,489,654
Grant Russell	20,067,443	1,100,512	137,252	16,489,654
Edward Kay	20,328,811	880,104	96,292	16,489,654
Timothy Harned	18,960,275	2,252,339	92,593	16,489,654
Emily Nagle Green	19,945,040	1,284,511	75,656	16,489,654
Azita Arvani	19,783,444	1,241,409	280,354	16,489,654
Raj Rajgopal	20,134,094	778,331	392,782	16,489,654

2. Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2023:

Votes For	Votes Against	Votes Abstained
36,793,669	665,573	335,619

3. Approval, on an advisory basis, of the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,690,743	3,371,233	243,231	16,489,654

4. Approve the Vuzix Corporation 2023 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,660,489	4,459,131	185,587	16,489,654

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Vuzix Corporation 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2023	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer

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